SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 16, 2001

inTEST Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22529 (Commission File Number)	22-2370659 (I.R.S. Employer of Incorporation)

7 Esterbrook Lane
Cherry Hill, New Jersey 08003
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code:   (856) 424-6886

Item 5. Other Events.

We expect to hold our next annual meeting of stockholders on or about May 30, 2001, and to mail proxy materials for this meeting on or about April 30, 2001. Consequently, the dates for timely submission of stockholder proposals have been revised as follows:

1. Stockholders intending to submit proposals to be included in our proxy statement for our next annual meeting must send their proposals to Hugh T. Regan, Jr., Secretary, (at 7 Esterbrook Lane, Cherry Hill, New Jersey 08003), not later than February 15, 2001. These proposals must relate to matters appropriate for stockholder action and must be consistent with regulations of the SEC.

2. Stockholders intending to present proposals at the next annual meeting and not intending to have such proposals included in our proxy statement for that meeting must send their proposals to Hugh T. Regan, Jr., Secretary (at 7 Esterbrook Lane, Cherry Hill, New Jersey 08003), not later than March 15, 2001. If notification of a stockholder proposal is not received by that date, management proxies will have discretionary authority to vote "For" or "Against" such proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
      Hugh T. Regan, Jr.
      Treasurer, Secretary and
         Chief Financial Officer

Date:   January 16, 2001